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                                                                    Exhibit 10.9

                                                     Confidential EXECUTION COPY

                        INTERACTIVE SERVICES AGREEMENT
                        ------------------------------

     This Interactive Services Agreement (the "Agreement"), dated as of September 1, 1997 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Preview Travel, Inc. ("Preview"), a California corporation, with offices at 747 Front Street, San Francisco, California 94111. AOL and Preview may be referred to individually as a "Party" and collectively as "Parties."

                                 INTRODUCTION
                                 ------------

     AOL and Preview each desires that Preview make the Online Area (and the Res System therein) available through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement shall be as defined on Exhibit A attached hereto.

                                     TERMS
                                     -----

1.  ONLINE AREA - PROGRAMMING; ADVERTISING.   The Parties shall have the
    --------------------------------------
    following duties and rights with respect to the Content and programming of the Online Area:

    1.1   Online Area.  Preview shall work diligently to maintain the Online
          -----------
          Area, consisting of the Content contained within the Online Area as of the Effective Date. Consistent with the Parties' joint goal that the Online Area be rich and robust and substantially consistent with any other version of the area (or similar Content of Preview) made available directly by Preview or through any third party or via any Interactive Site including, without limitation, any features, offers, contests, functionality or technology (such other versions collectively, the "Additional Preview Channels"), Preview shall ensure that the Online Area shall include all of the Content that is then included in the Additional Preview Channels; provided, however, that
          (a) such inclusion shall not be required where it is commercially or technically impractical to either Party and (b) the specific changes in scope, nature and/or offerings required by such inclusion shall be subject to AOL's review and approval and the terms of this Agreement. Prior to the Transition (if any) (as defined in Section 1.10) the inclusion in the Online Area of (a) any material amounts of additional Content not contained within the Online Area as of the Effective Date or (b) any additional Content that is inconsistent in any manner with the scope and purpose of the Online Area as of the Effective Date (including, without limitation, in each case, any features, functionality or technology) shall be subject to AOL's prior written approval. Subsequent to the Transition, all Content, including without limitation, all links, advertising, transaction types and functionality, shall be subject to the prior written approval of AOL. Preview shall develop any redesign of the Online Area in consultation with AOL and in accordance with any standard design and content publishing guidelines provided to Preview by AOL (including, without limitation, any HTML publishing guidelines). Preview shall not authorize or permit any third party to distribute any Content of Preview through the AOL Network absent AOL's prior written approval. Preview shall reasonably consider AOL's views on any redesign of the Online Area

     1.2  Links.   Preview shall not be permitted to establish any links between
          -----
          the Online Area and any other area on or outside of the AOL Network, including, without limitation, sites on the World Wide Web portion of the Internet, without the prior written approval of AOL. In the event that AOL approves any such links, such approval shall, in each case, be subject to Preview's compliance with the then-current standard terms and conditions for such links, as such terms and conditions may be amended by AOL from time to time.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     1.3  Contests.  Preview shall take all commercially reasonable steps
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          necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Online Area (a "Contest") complies with all applicable federal, state and local laws and regulations. Preview shall provide AOL with at least thirty (30) days prior written notice (or less as applicable given the legal requirements relating to such Contest) of any Contest.

     1.4  Navigational Icons.  AOL shall be entitled to establish navigational
          ------------------
          icons, links and pointers connecting the Online Area (or portions thereof) with other content areas on or outside of the AOL Network. In addition, upon AOL's reasonable request, Preview shall create contextual links in the Online Area to appropriate Content outside of the Online Area.

     1.5  Lowest Price Commitment; Special Offers.  Preview shall ensure that
          ---------------------------------------
          the prices for Products offered to AOL Users through the Online Area
          (a) do not exceed prices for substantially similar Products offered by or on behalf of Preview through any other Interactive Site and (b) are competitive in all material respects with prices for substantially similar Products offered by other travel services in any other online or offline medium. In addition, Preview shall, on a reasonably periodic basis, promote (a) any special or promotional offers made available by or on behalf of Preview on any other Interactive Site or through any Additional Preview Channel and (b) in addition, a reasonable number (at least [*] per Contract Year, with best efforts to make each of the [*] offers an airline offer and to create additional offers in each Contract Year) of special exclusive offers for AOL Users through the Online Area (e.g., discounted fares, free upgrades (collectively, the "Special Offers"). Preview shall provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion. In addition, on an annual basis, Preview will offer a mutually agreeable number of Special Offers as part of the AOL Member Benefits program, which offers shall be available exclusively to AOL Members. Preview and AOL will regularly work together to create other effective and mutually agreeable promotions for AOL Users.

     1.6  Res System.  Preview will maintain the Core Systems and the Res System
          ----------
          accessible through the Online Area and will be responsible for arranging for the connection of the Res System to the Airline Systems (through the Core Systems). Preview's management of the Res System shall also be subject to the obligations set forth in Sections 2.8 and
          2.9 and Exhibits C and D.

     1.7  Disclaimers.  Preview agrees that a product disclaimer in
          ------------
          substantially the following form will be displayed in a legal notice screen to be placed in a mutually agreed upon area in the Online Area:

               "AOL AND ITS AFFILIATES WILL NOT BE A PARTY TO ANY TRANSACTION BETWEEN ANY PURCHASER AND PREVIEW, AND, EXCEPT AS EXPRESSLY PROVIDED IN AOL'S SHOPPING CHANNEL SATISFACTION GUARANTEE (AVAILABLE AT KEYWORD "GUARANTEE"), ALL ASPECTS OF SUCH TRANSACTIONS INCLUDING BUT NOT LIMITED TO PURCHASE TERMS, PAYMENT TERMS, WARRANTIES, GUARANTEES, MAINTENANCE, AND DELIVERY ARE SOLELY BETWEEN PURCHASER AND PREVIEW. AOL AND ITS AFFILIATES PROVIDE NO GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY, MAKE, OR PERFORMANCE OF THE PRODUCTS OR SERVICES AVAILABLE THROUGH THIS AREA. ALL SUCH GUARANTEES OR WARRANTIES, IF ANY, ARE DIRECTLY BETWEEN PREVIEW AND THE PURCHASER."

          [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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     1.8  Licenses.  Preview hereby grants AOL during the Term a non-exclusive
          --------
          worldwide license to market, license, distribute, display, perform, transmit and promote the Online Area and the Licensed Content contained therein through the AOL Network solely for the purposes described herein. Preview also grants AOL during the Term a non-exclusive worldwide license to use any Preview software (and all modifications and enhancements thereto) necessary for use of the Online Area by AOL and/or AOL Users (the "Preview Software"). During the Term, AOL Users shall have the right to access and use the Online Area and to use the Preview Software, each free of charge. Subject to such licenses, Preview retains all right, title to and interest in the Licensed Content and the Preview Software.

     1.9  AOL Look and Feel.  Preview acknowledges and agrees that AOL shall own
          -----------------
          all right, title and interest in and to the AOL Look and Feel, subject to Preview's ownership rights in the Licensed Content.

     1.10 Transition of Online Area.  In the event that Parties mutually agree
          -------------------------
          in writing that the Online Area should be reformatted in HTML and placed on a customized Interactive Site instead of within the "Rainman" portion of the AOL Network (the "Transition"), (a) the Transition shall occur according to a written transition plan agreed upon by the Parties which includes specific responsibilities for each Party and timetables for completion of such responsibilities, (b) Preview shall pay all production and communications costs associated with the Transition and (c) the Online Area after the Transition will be an Interactive Site customized for use solely by users of the AOL Service and AOL.com and will contain links only to AOL Content areas, unless expressly agreed upon in writing in advance by the Parties. Prior to the Transition, AOL must be reasonably satisfied that Preview's customized Interactive Site fully complies with the "Customized Interactive Site Requirements" set forth in Exhibit C.

     1.11 Advertising Sales.  Both Parties shall have the right to license or
          -----------------
          sell promotions, advertisements, links, pointers or similar services or rights through the Online Area ("Advertisements"), subject to the Advertising Minimum, AOL's then-applicable advertising policies and AOL's prior approval. The specific advertising inventory within the Online Area shall be as reasonably determined by the Parties. In connection with the sale by Preview of an Advertisement, Preview shall, in each instance, provide AOL with a completed standard Advertising Registration Form relating to such Advertisement. Preview shall take all reasonable steps necessary to ensure that any Advertisement sold by Preview or its agents complies with all applicable federal, state and local laws and regulations. When selling advertising associated with any Preview Interactive Site, Preview shall use commercially reasonable efforts to sell related advertising within the Online Area. To the extent a Party sells an Advertisement as part of an advertising package including multiple placement locations (e.g., both the Online Area and a Preview Interactive Site), such Party shall allocate the payment for such advertising package between or among such locations in an equitable fashion, subject to the Advertising Minimum. To the extent an Advertisement is delivered through a dynamic mechanism primarily linked to the AOL Members viewing the advertisement (rather than a defined space within the Online Area) (e.g., delivery using "ad server" technology), the amount of revenue from the advertisement allocable to Advertising Revenues shall be determined based on the number of Impressions to the Advertisement generated by AOL Users while viewing Content within the Online Area relative to the total Impressions to the Advertisement during the given period (or such other formula as AOL may reasonably implement across the AOL Service given the then-existing advertising models). Preview shall be responsible for calculating the Internet Advertising Quotient related to Internet Advertising Revenues. To the extent AOL is caching any Preview Interactive Site, AOL will provide Preview with the Impressions information related to any cached sites necessary for Preview to calculate the Internet Advertising Quotient. For any period

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          during which Preview fails to calculate the Internet Advertising
          Quotient, such quotient shall be deemed to be one hundred percent (100%). In the event Preview or its Affiliates receives or desires to receive, directly or indirectly, any barter advertising (or similar compensation that does not meet the definition of Advertising Revenues pursuant to Exhibit A) in connection with the Online Area ("Barter Ads"), Preview shall be entitled to sell such Barter Ads solely from Preview's unsold inventory on the Online Area; provided that (a) Barter Ads shall not during any month constitute more than [*] of the advertising inventory on the Online Area or more than [*] of the advertising inventory on any screen and (b) sales of Advertisements shall always preempt placement of Barter Ads. Preview will work with AOL to incorporate AOL's ad-serving technology, subject to the specific limitations of that technology. Preview has not yet received documentation regarding this technology, and therefore cannot guarantee specific functionality. In no event shall Preview use a third party provider of ad-serving technology in the AOL Database without AOL's prior written approval.

2.   ONLINE AREA - MANAGEMENT AND MAINTENANCE.
     ----------------------------------------

     2.1  Management of Online Area.  Preview shall manage, review, delete,
          -------------------------
          edit, create, update and otherwise manage all content and services available on or through the Online Area, including but not limited to the Licensed Content and message boards (if any), in a timely and professional manner and in accordance with the terms of this Agreement and AOL's applicable Terms of Service. Preview shall keep the Online Area current, accurate and well-organized. Preview warrants that no portion of the Online Area which is proprietary to Preview (i) will infringe on or violate any copyright, U.S. patent, trademark or trade secret; or (ii) will contain any Content which violates any applicable law or regulation. AOL shall have no obligations with respect to the Content available on or through the Online Area, including, but not limited to, any duty to review or monitor any such Content. Preview acknowledges and agrees that in the event any Content made available through the Online Area creates material adverse legal and/or public relations consequences for AOL ("Adverse Content"), as reasonably determined by AOL, AOL shall be entitled to (a) restrict access to the Adverse Content in an agreed-upon manner or (b) in the event such access cannot be restricted, direct Preview to remove the Adverse Content. In the event that any Adverse Content remains in serious violation of any copyright, U.S. patent, trademark or trade secret or of any applicable law or regulation and has not been removed from the Online Area more than 72 hours following discovery of the violation by Preview or notice of the violation to Preview, AOL shall have the right to terminate the Agreement on ten (10) days prior written notice to Preview.

     2.2  Access Equipment.  Preview shall provide all computer, telephone and
          ----------------
          other equipment or resources necessary for Preview and the Online Area to access the AOL Network (including, without limitation, high-speed dedicated data connections capable of handling AOL peak traffic loads), except for the AOL proprietary client software necessary to access the AOL Network and the publishing and commerce tools to be provided by AOL pursuant to Section 2.6.

     2.3  Duty to Inform.  Preview shall use all reasonable efforts to promptly
          --------------
          inform AOL of any information related to the Online Area which could reasonably lead to a claim, demand, or liability of or against AOL and/or its Affiliates by any third party.

     2.4  Overhead Accounts.  Preview shall be granted a reasonable number of
          -----------------
          Overhead Accounts, as mutually determined by AOL and Preview, for the exclusive purpose of enabling it and its agents to perform Preview's duties under this Agreement. Preview shall be responsible for the actions taken under or through its Overhead Accounts, which

          [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTD WITH RESPECT TO THE OMITTED PORTIONS.

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          actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any Overhead Account issued to Preview, but Preview shall not be liable for charges incurred by any Overhead Account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL shall bear. Upon the termination of this Agreement, all Overhead Accounts, related screen names and any associated usage credits or similar rights, shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any Overhead Account.

     2.5  Production Work.  In the event that Preview requests AOL's production
          ---------------
          assistance in connection with (i) ongoing programming and maintenance related to the Online Area, (ii) a redesign of or addition to the Online Area (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, Preview shall work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify Preview of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent Preview elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to Preview upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of Preview shall be as determined by AOL in its sole discretion.

     2.6  Publishing and Commerce Tools.  AOL grants Preview a non-exclusive,
          -----------------------------
          royalty-free license during the term of the Agreement to use AOL's publishing tools and its commerce tools which are then made generally available by AOL to its interactive content providers, solely in connection with Preview's construction and/or maintenance and operation of its Online Area. Preview recognizes that (i) AOL provides all such publishing tools on an "as is" basis, without warranties of any kind and (ii) AOL may withdraw or modify its publishing tools at any time. Preview shall be required to complete AOL's then-standard technical production training classes prior to receiving access to the AOL publishing tools.

     2.7  Training.  AOL shall make available to Preview standard AOL training
          --------
          programs related to Preview's management and maintenance of the Online Area (including, without limitation, the technical production classes for AOL publishing tools described below). In addition, Preview will pay its own travel and lodging costs associated with its participation in any AOL training programs (including AOL's reasonable travel and lodging costs when training is conducted at Preview's offices).

     2.8  Performance Standards.  Except as provided in this Agreement or
          ---------------------
          otherwise mutually agreed, Preview shall comply with the performance standards (the "Performance Standards") set forth in Exhibit C. To the extent Performance Standards are not established for any portion of the services provided by Preview hereunder, Preview will perform those services at a level of accuracy, quality, completeness, and responsiveness which meets or exceeds prevailing industry standards. Upon any discovery by Preview, or receipt by Preview of notification by AOL, of failure by Preview to meet a Performance Standard, (a) Preview shall promptly investigate the failure and inform AOL in writing of such failure and the "root causes" thereof (to the extent they can be determined) no later than five (5) days after Preview discovers the failure or receives such notification by AOL, (b)


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          AOL shall consult with Preview to develop an action plan for remedying the failure within five (5) days thereafter and (c) within thirty (30) days of development of such action plan, Preview shall fully institute such plan and reach compliance with the applicable Performance Standard. In the event Preview has not complied with the Performance Standard at the end of such 30-day period, AOL may, at its sole option, terminate either the Agreement or Sections 3.1, 3.3 and 3.4 upon written notice to Preview.

     2.9  Preview Services.  Preview shall provide the services set forth in
          ----------------
          Exhibit D.

     2.10 Certified Merchant Program.  Preview shall participate in any
          --------------------------
          generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network and may also require the payment of certain reasonable certification and/or monitoring fees to AOL or its authorized agents or contractors operating the program.

3.   PLACEMENT AND PROMOTION; [*]; CROSS-PROMOTION.
     -----------------------------------------------------

     3.1  Promotional Plan.  AOL shall provide online promotion for the Online
          ----------------
          Area across the AOL Network using promotional placements chosen from time to time by AOL in its reasonable discretion from the list of placements set forth in Exhibit B (the "Promotional Plan"). The Parties shall also mutually agree on the extent to which Preview may be entitled to Travel Channel pop-ups, subject to AOL's internal testing regarding the efficacy and consumer acceptance of such pop-ups for partners in the Travel Channel. On a periodic basis, no less than quarterly, the parties shall review and modify these placements, as applicable and mutually agreed, with the intent of maintaining a current and effective plan. In addition to the specific placements and distribution agreed upon in the promotional plan, AOL shall have the right, but not the obligation, to promote and distribute the Online Area throughout the AOL Network beyond the AOL Service and AOL.com (e.g., Greenhouse, Instant Messenger, Digital City, etc.). If AOL is unable to deliver any particular promotional placement described in Exhibit B (e.g., if the area in which the placement was to occur is redesigned), the Parties will cooperate in good faith to develop a replacement program that will include providing Preview with a substitute promotion of similar quality, nature and value. AOL's performance of its promotional commitments in the Travel Channel (including any Impressions commitments pursuant to Section 3.2) is contingent upon Preview's delivery of the "Destinations Database" pursuant to the terms and conditions of the Database Agreement between the parties dated as of September 25, 1997 (the "Database Agreement"). Until such date, AOL shall make commercially reasonable efforts to satisfy any commitments with respect to the Travel Channel. Any delay in delivery after such date will reduce AOL's commitments on a pro-rata basis. In addition, in the event of non-delivery of such database, AOL may elect to terminate the Agreement pursuant to Section 10.3.

     3.2  Impressions.  The online promotional placements within certain areas
          -----------
          of the AOL Network, as required by Section 3.1 above, shall result in at least the total amount of annual Impressions indicated on the Promotional Plan; provided that AOL shall not be obligated to provide in excess of any required amount of Impressions in any year. AOL will use commercially reasonable efforts to deliver the Impressions in roughly proportionate quarterly amounts based on the annual target levels. Except as set forth below in this Section 3.2, any shortfall in Impressions at the end of a Contract Year shall not be considered a breach hereof by AOL; such amount shall instead be added to the target level in the subsequent Contract Year. AOL's failure to provide an agreed upon percentage (the "Shortfall Percentage") of the number of total Impressions due to Preview

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          during any Contract Year as set forth in Exhibit B shall be deemed a material breach of the Agreement, unless such failure is substantially attributable to Preview. The Shortfall Percentage shall be [*] for the first and second Contract Years and [*] for the third, fourth and fifth Contract Years. Preview's sole remedy for such breach shall be to terminate the Agreement on thirty (30) days prior written notice to AOL. In the event there is a shortfall in total Impressions as of the anticipated Expiration Date (a"Final Shortfall"), AOL shall elect in its sole discretion one of the following options to provide to Preview as its sole remedy following the Expiration Date: (a) AOL shall pay Preview an amount equal to the Final Shortfall divided by [*] (the "Shortfall Dollar Value"), or (b) commencing on the Expiration Date, AOL shall provide Preview with advertising placements at a mutually agreed upon discount from AOL's then-current rate card in the Travel Channel, the Shopping Channel and other mutually agreed upon areas with a total value equal to the Shortfall Dollar Value; provided that in the case of clause (b), the Parties shall negotiate an appropriate promotional plan for such period prior to the Expiration Date, and AOL's promotional commitment shall expire upon provision of the total value due to Preview during the period, which shall not exceed nine
          (9) months. In the event AOL has over-delivered Impressions as of the end of the first four (4) Contract Years for either AOL.COM or the "Other AOL Network Placements" category set forth in Exhibit B, AOL's Impressions commitment for either area in the fifth Contract Year shall be reduced by the amount of such over-delivery (AOL to determine allocation of such reductions between such areas). In the event AOL has over-delivered Impressions as of the end of the first four (4) Contract Years for the Travel Channel, AOL's Impressions commitment for the Travel Channel (and only the Travel Channel) in the fifth Contract Year shall be reduced by the amount of such over-delivery. In the event that at any point during the Term, the aggregate amount of Commissions earned by Preview as of such date equals or exceeds [*], AOL's entire Impressions commitment for the remainder of the Term will be deemed satisfied as of the date on which such hurdle was met. Subject to Preview's reasonable approval, AOL will have the right to fulfill Impressions commitments in any promotional area by substituting incremental Impressions from alternative areas of the AOL Network. In the event the Database Agreement is terminated, the numbers of Impressions to be delivered by AOL in the Travel Channel pursuant to Exhibit B shall be reduced to [*]. In the event delivery of the database is delayed by Preview in any phase pursuant to the Database Agreement, the numbers of Impressions to be delivered by AOL in the Travel Channel pursuant to Exhibit B shall be reduced on a pro-rata basis. Pursuant to Section 11.11, the remedies available to AOL set forth in this Section 3.2 are not AOL's exclusive remedies hereunder.

     3.3  [*]. Subject to the terms of this Section 3.3, AOL agrees that the Res
          ---
          System shall be the [*] Reservations Engine that is (a) contextually integrated across the "Travel Channel" on the AOL Service (i.e., threaded throughout the promotional areas listed on Schedule B) and
          (b) expressly promoted by AOL in any areas on the AOL Service or on AOL.com over which AOL exercises complete or substantially complete programming control (the "AOL-Controlled Areas"). For purposes of this Agreement, areas managed by [*] or any third party content providers, among other areas, shall not be deemed AOL-Controlled Areas. The foregoing [*] shall not apply to (a) Last Minute Travel, Business Travel, Airline Ticket Consolidation or Cruises [*] or (b) Vacations Packages. In addition, notwithstanding the foregoing [*], no provision of this Agreement shall limit AOL's ability (in the AOL-Controlled Areas or elsewhere on or off the AOL Network) to:

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          (a)    promote, market or distribute (i) the Content of any other travel-related interactive content provider that may link to a Reservations Engine (so long as AOL does not expressly promote the availability of such Reservation Engine through such provider and does not promote the Content of any entity meeting the definition of a Preview Competitor) or (ii) [*] travel offerings or any discount travel club/membership service (e.g., Traveler's Advantage);

          (b) sell advertising (e.g., banners, buttons, links) to any travel-related company (other than a Preview Competitor), including without limitation, any airline, hotel or rental car company that may link to and promote a Reservations Engine ;

          (c) perform its duties pursuant to arrangements with other parties entered into prior to the Effective Date.

          Preview acknowledges that AOL does not and cannot guarantee that users will not be able to access alternative Reservations Engines through the AOL Service or AOL.com (e.g., using an Internet browser).

     3.4  Specific Travel Categories.

          3.4.1 Rights of First Offer. Preview shall have a right of first offer to be the [*] provider on the AOL Service and AOL.com for each of [*], as follows (any service in each such category, an "Additional Service"). In the event AOL elects to provide an Additional Service on the AOL Service and/or AOL.com, AOL shall provide Preview with written notice of the terms on which AOL generally desires to distribute the Additional Service (the "Terms"); provided that in the case of [*], AOL hereby acknowledges its intent to provide such service and to provide such Terms (including a written specification reasonably designed to be created within the AOL structure within 45 days) to Preview promptly following AOL's decision to offer the applicable service. If Preview desires to provide the Additional Service, Preview shall provide AOL with written notice of its desire to provide such service within five (5) business days of its receipt of written notice from AOL as set forth above and shall execute a written agreement with AOL setting forth the Terms within thirty (30) business days of its receipt of notice from AOL describing the Terms. In such case, Preview will work diligently to provide to AOL a viable version of the Additional Service which is suitable for distribution generally on the AOL Network and which is reasonably satisfactory to AOL, in accordance with the Terms agreed to by Preview; provided that Preview shall provide such version within a reasonable period of time following Preview's notice of agreement on the Terms, not to exceed ninety (90) days (45 days in the case of [*]). The right of first offer shall expire and AOL will be entitled to pursue negotiations with third parties on terms (including, without limitation, terms relating to carriage, revenue share and programming requirements) substantially identical to the Terms (a) if Preview informs AOL in writing that it does not desire to participate in such Additional Service or does not otherwise respond to the Terms within the five (5) business days allowed above; or (b) at any point (i) following the 30 days in which Preview is allowed to enter into an agreement with AOL regarding the Additional Service or (ii) following the 90/45 day period in which Preview must provide the Additional Service; provided that AOL shall not in bad faith rely on the foregoing to deprive Preview of the opportunity to provide any Additional Service. In the event AOL is entitled pursuant to the foregoing to pursue negotiations with third parties regarding [*], AOL shall not be prohibited from

          [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                                    Confidential

                 negotiating with BizTravel.com and Trip.com; in the event such negotiations result in an arrangement whereby either entity provides Business Travel to AOL, such entity shall not be deemed a Preview Competitor hereunder. In the event AOL offers Cruises to Preview and Preview does not agree to offer Cruises, all pursuant to this Section, Preview shall be entitled to mutually agreed upon placement in the Cruises area that may be developed by AOL. Absent the written agreement described above between Preview and AOL setting forth the Terms or a duly authorized and executed written agreement between AOL and a third party with respect to an Additional Service, under no circumstances shall AOL be obligated to distribute such Additional Service, whether provided by Preview or any other party. In the event that, in accordance with the foregoing, AOL uses another provider for Business Travel, Preview agrees to cooperate (as long as it is technically feasible) with such provider in the development of any Business Travel applications that are dependent on information from the Res System. This includes, but is not limited to, frequent flyer programs, mileage-optimization utilities, email and instant-message travel updates, and integrated merchandizing. The Parties acknowledge that more than one Additional Service may be established with respect to any category (e.g., Last Minute Travel) and, therefore, each such Additional Service shall be subject to the terms and conditions of this Section 3.4.1.

          3.4.2  Vacation Packages.  AOL shall provide Preview the following
                 -----------------
                 promotional placements with respect to Vacation Packages (to the extent Preview offers such packages): (a) on the front screen of the AOL "Vacations Area", the top third-party promotional button (currently anticipated to appear on the right side of such screen), (b) the second from the top third-party programming button (currently anticipated to appear on the left side of the screen) and (c) in instances in both the Vacations Area and the vacations database that may be created by AOL in which AOL Users are allowed to search for Vacation Packages in a particular category or subcategory (e.g., adventure), the first 2 search results will list packages offered by Preview in such category (if Preview offers packages in such category) (and no results will list packages offered by a Preview Competitor).

     3.5  Cross-Promotion by Preview.  In general, Preview shall use
          --------------------------
          commercially reasonable efforts to market the Online Area. Notwithstanding the generality of the foregoing, Preview shall, at a minimum, perform the following obligations:

          3.5.1 Preview shall cooperate with and reasonably assist AOL in supplying material for AOL's marketing and promotional activities which relate to the Online Area. For instance, Preview shall make its video archives available to AOL and shall produce six (6) video segments per Contract Year for use by AOL in its "slideshow" promotions.

          3.5.2 Preview shall prominently and regularly promote the Online Area, making specific mention (verbally, where possible) of its availability through the America Online(R) service), in television, radio or print advertisements that are produced after the Effective Date. In addition, in any instances when Preview makes promotional reference to any Preview Interactive Site (each reference, a "Site Reference"), Preview shall include a specific reference to the Online Area's availability through the America Online(R) brand service and/or AOL.com, as applicable, of at least equal prominence to the Site Reference. Any listings of the applicable "URL(s)" (or similar address) for such Interactive Site(s) (each an "URL Reference") shall include a listing of the AOL "keyword" for the Online Area of at least equal prominence to the URL Reference and prior to the URL Reference. Preview shall

                                                                    Confidential

                 also include at least 2 editorial features regarding America Online per Contract Year in its television-related properties. In addition, the Parties shall in good faith discuss member or subscriber acquisition programs; provided that neither Party shall be required to enter into any such program with the other Party. Preview shall be required to perform the foregoing obligations in this Section 3.5.2 only in promotional areas over which Preview exercises complete or substantially complete programming control (e.g., a television ad purchased solely by or on behalf of Preview or its Affiliates).

          3.5.3 Preview shall include each of the following promotions for AOL and the Online Area (as the case may be) within each Preview Interactive Site during the term of the Agreement: (i) a prominent "Try America Online(R)" feature in the primary area where Preview mentions its business partners from which users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the AOL Service and AOL's other branded software (e.g., Instant Messenger) and (ii) a prominent link on the front screen of each Preview Interactive Site to AOL's primary site on the World Wide Web.

          3.5.4 Preview shall not agree to perform obligations similar to the commitments stated above in Sections 3.5.2 and 3.5.3 for any AOL Competitor subsequent to execution hereof. In addition, Preview shall promote AOL exclusively as Preview's Internet online access provider of choice and shall not promote, market or distribute the products or services of any AOL Competitor.

          3.5.5 Notwithstanding the foregoing obligations in this Section 3.5, no provision of this Agreement shall limit Preview's ability to perform certain promotional obligations pursuant to any existing written agreement with Excite, Inc. (provided that Preview shall disclose the specific nature and extent of such duties to AOL subject to the applicable confidentiality restrictions in such agreement). Preview hereby represents that it does not owe any obligations to Excite which compete with the promotions made available to AOL or any service provided by AOL (other than Netfind).

     3.6  Promotional Materials/Press Releases.  Each Party will submit to the
          ------------------------------------
          other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases and all other promotional materials related to the Online Area and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"); provided, however, that either Party's use of screen shots of the Online Area for promotional purposes shall not require the approval of the other Party so long as the AOL Network is clearly identified as the source of such screen shots. Each Party shall solicit and reasonably consider the views of the other Party in designing and implementing such Materials. A Party whose approval is sought shall respond within five (5) business days of its receipt of the Materials. If such Party fails to respond within such five-day period, then its consent shall be deemed given. Once approved, the Materials may be used during the term of this Agreement by a Party and its Affiliates for the purpose of promoting the Online Area and the Content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. No press release, public announcement, confirmation or other public statement regarding this Agreement or the contents hereof shall be made without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may issue a press release or other disclosure without the consent of the other Party, if such disclosure is required pursuant to Section 6 (and in accordance therewith). In addition, the Parties agree that they will issue a mutually agreed initial

                                                                    Confidential

          press release announcing this Agreement and the Database Agreement on a mutually agreed date no earlier than September 29, 1997, and no later than October 15, 1997; provided that in the event no such release has been issued as of October 15, 1997, neither Party shall be deemed in breach of the Agreement, and either Party shall be entitled to issue its own release pursuant to the terms of this Agreement.

     3.7  Trademark License. In designing and implementing the Materials and
          -----------------
          subject to the other provisions contained herein, Preview shall be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the following trade names, trademarks, and service marks of Preview solely in connection with this Agreement:
          Preview Media, Preview Media, Inc., Travel Update, Weekend Travel Update, Preview Vacation Bargains, Preview Vacations, Preview Travel, Consumer Travel Guides and Consumer Travel Reports (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice; and (iii) uses the other Party's Marks in accordance with written guidelines provided to such Party by the other Party.

          3.7.1  Ownership of Trademarks.  Each Party acknowledges the ownership
                 -----------------------
                 of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks (including all goodwill associated with the Marks) shall inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party, including, without limitation, seeking to register the other Party's Marks as part of a composite Mark.

          3.7.2  Quality Standards.  Each Party agrees that the nature and
                 -----------------
                 quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards reasonably set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

          3.7.3  Infringement Proceedings.  Each Party agrees to promptly notify
                 ------------------------
                 the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

     3.8  Marketing Surveys.  PM and AOL shall jointly conduct an annual
          ------------------
          marketing survey that is designed, among other reasons, to determine the level of customer satisfaction. The Parties shall mutually agree upon the design of the surveys and shall meet to discuss the results of the surveys and determine any actions required in response to such results.

                                                                    CONFIDENTIAL

4.   PAYMENTS; REPORTS; WARRANTS.
     ---------------------------

     4.1  FIXED PAYMENTS.  Preview shall pay AOL a guaranteed amount of Thirty
          --------------
          Two Million Dollars (US$32,000,000) across the five Contract Years of the initial term, as follows. Prior to the Financing Event, Preview shall pay AOL [*] due and payable in arrears on the last day of each month during the Term, with the first payment to be paid on September 30, 1997. On the first monthly due date following the Financing Event, Preview shall pay AOL Six Million Four Hundred Thousand Dollars (US$6,400,000) representing advance payment of Preview's monthly payment commitments for the next twelve (12) months (the "Pre-Paid Year"). Following the Pre-Paid Year, Preview shall pay AOL in advance [*] on the first day of each quarter following the Pre-Paid Year.

     4.2  REVENUE SHARING PAYMENTS.
          ------------------------

          4.2.1  Quarterly Hurdle; High Hurdle. If at any time during the first
                 -----------------------------
                 and second Contract Years, the amount of Commissions and Advertising Revenues (the "Total Revenues") generated as of such date equals or exceeds [*] the cumulative amount of payments to be made by Preview to AOL pursuant to Section 4.1 (the "Earnout Hurdle") as of such date (the "Earnout Date"), then: (a) for the quarter in which the Earnout Date occurs, Preview shall pay AOL [*] of the Commissions generated in such quarter following the Earnout Date, and (b) if the Total Revenues generated in any subsequent quarter during the first and second Contract Years equal or exceed [*] (the "Quarterly Hurdle"), Preview shall pay AOL [*] of the Commissions generated in such quarter following the date on which the Quarterly Hurdle is met. In the event that the Total Revenues generated during any quarter of the third, fourth and fifth Contract Years equal or exceed the Quarterly Hurdle, Preview shall pay AOL [*] of the Commissions generated in such quarter following the date on which the Quarterly Hurdle is met. Preview shall make all of the foregoing payments in this
                 Section 4.2 within thirty (30) days of the end of the quarter in which the Quarterly Hurdle is met. The foregoing provisions in this Section 6.2 shall cease to apply in the event that the Total Revenues generated during the Term equals or exceeds [*] (the "High Hurdle"), in which case, Preview shall pay AOL [*] of Commissions generated during the remainder of the Term following the date on which the High Hurdle is exceeded. In such event, Preview shall make such payments within thirty (30) days of the end of each quarter, commencing with the quarter in which the High Hurdle is exceeded.

          4.2.2  Renegotiation of Amounts.  In the event the weighted average
                 ------------------------
                 Commissions percentage received by Preview from its airline partners is at any point during the Term less than [*], Preview shall promptly notify AOL in writing and, upon AOL's request, shall negotiate in good faith regarding an equitable alternative compensation structure to the structure set forth above in this Section 4.2. Such alternative structure shall, at a minimum, be designed to maintain the level of AOL's compensation prior to the reduction in Commissions percentage and shall satisfy the Parties' joint goal that AOL receive its equitable share of revenues generated by Preview (including any new or incremental revenues) in connection with the Online Area; in that regard, during such negotiation, Preview shall seriously consider sharing Overrides with AOL without regard to the conditions limiting such sharing set forth in Section 4.4. In the event the Parties

                 [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTD WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

                 cannot in good faith reach agreement regarding such alternative structure within fifteen (15) days of AOL's request to negotiate, AOL shall have the right to terminate the Agreement immediately on written notice to Preview.

     4.3  ADVERTISING REVENUES.  Preview shall be entitled to retain [*]
          --------------------
          of all Advertising Revenues generated during the first and second Contract Years and [*] of all Advertising Revenues below certain threshold amounts (the "Ad Thresholds") generated during the third, fourth and fifth Contract Years. In the third, fourth and fifth Contract Years, the respective Threshold Amounts shall be [*]. In the event that total Advertising Revenues in any of these three (3) years equal or exceed the applicable Ad Threshold, Preview shall pay AOL [*] of all Advertising Revenues in excess of the Ad Threshold during the remainder of such Contract Year, paid quarterly within thirty (30) days of the end of each quarter, commencing with the quarter in which the Ad Threshold was exceeded.

     4.4  OVERRIDES; ADDITIONAL REVENUES.  Except as expressly provided
          ------------------------------
          hereunder, Preview shall not share Overrides with AOL; provided that in the event the total amount of Overrides as of the end of any quarter exceeds [*] of the total amount of Commissions generated in such quarter, then the total amount of Overrides generated in such quarter shall be included in (a) the calculation of whether the Commissions hurdles in Sections 3.2 ([*] hurdle), 4.2.1 (Earnout Hurdle and High Hurdle) and 10.3 ([*] hurdle) have been reached and
          (b) the calculation of any Commissions payment relating to such quarter which is to be made to AOL pursuant to the Agreement (e.g., pursuant to Section 4.2.1). In the event Preview or its Affiliates receives or desires to receive, directly or indirectly, any compensation in connection with the Online Area other than Advertising Revenues, Commissions and Overrides or otherwise restructures the nature of its transactions with AOL Users (e.g., establishment of club memberships) (collectively, "Additional Revenues"), Preview shall promptly inform AOL in writing, and the Parties shall negotiate in good faith regarding whether Preview shall be allowed to collect such Additional Revenues, and if so, the equitable portion of such Additional Revenues that shall be shared with AOL. In the event the Parties cannot in good faith reach agreement regarding such Additional Revenues within fifteen (15) days of AOL's request to negotiate, AOL shall have the right to terminate the Agreement immediately on written notice to Preview. Any portion shared with AOL shall, at a minimum, satisfy the Parties' joint goal that AOL receive its equitable share of revenues generated by Preview (including any new or incremental revenues) in connection with the Online Area.

     4.5  WIRED PAYMENTS; LATE PAYMENTS. All payments required under this
          --------------- -------------
          Section 4 shall be paid in immediately available funds wired to AOL's account. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the rate of 8% per year, or the highest legally permissible rate if below 8%.

     4.6  AUDITING RIGHTS.  Each Party shall maintain complete, clear and
          ---------------
          accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement (including, without limitation, Sections 4.1, 4.2, 4.3 and 4.4), each Party shall have the right, at its expense, to direct an independent certified public accounting firm to conduct a reasonable and necessary inspection of portions of the books and records of the other Party which are relevant to amounts payable to the auditing Party pursuant to this Agreement. Any such audit may be conducted once per year after twenty (20) business days prior written notice. Any audit shall be at the auditing Party's sole cost and expense unless a discrepancy of the greater of five percent (5%) or Ten Thousand Dollars (US$10,000) is found, in which case

          [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTD WITH RESPECT TO THE OMITTED PORTIONS.

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                                                                    CONFIDENTIAL

          the other Party will pay all reasonable costs and expenses related to the audit. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1.

     4.7  REPORTS.   Each Party shall each provide the other Party with certain
          -------
          reports evidencing the reporting Party's compliance with its obligations under the Agreement and detailing certain information, all as set forth below, which may be mutually amended from time to time by the parties.

          4.7.1  Sales Reports.  Preview shall provide AOL in an automated
                 -------------
                 manner with a monthly report accompanying the payments to be made pursuant to this Section 4 (as applicable) in a mutually agreeable format consistent with the reports provided to AOL by its other interactive content providers, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably necessary for measuring revenue activity by Preview through the Online Area):
                 Commissions, Advertising Revenues, Overrides, number of profiles created, transactions by type (air, hotel, car) and by source (Travel Channel, AOL.com, other channels), chargebacks and credits for returned or cancelled goods or services (and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.), and credit card processing fees charged and/or collected by the credit card issuer.

          4.7.2  Promotional Reports.  Each Party shall provide the other Party
                 -------------------
                 with a quarterly report documenting its compliance with any promotional commitments it has undertaken pursuant to the Agreement. In reporting any promotion, the Party should describe the nature of promotion, its duration and any other relevant information regarding the promotion, including any required information set forth in the description of each promotion.

          4.7.3  Fraudulent Transactions.  To the extent permitted by applicable
                 -----------------------
                 laws, Preview shall provide AOL with an prompt report of any fraudulent order, including the date, screenname and amount associated with such order, following Preview obtaining knowledge that the order is, in fact, fraudulent.

          4.7.4  AOL Reports.  AOL shall provide Preview with monthly reports
                 -----------
                 specifying for the prior month aggregate hourly usage within the Online Area (as applicable) and other mutually agree-upon information relating to the Online Area.

     4.8  TAXES. Preview shall collect and pay and indemnify and hold AOL
          -----
          harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including reasonable attorneys' fees, in the event litigation or any regulatory proceeding, investigation or action is commenced.

5.   REPRESENTATIONS AND WARRANTIES.  Each Party represents and warrants to the
     ------------------------------
     other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

                                                                    CONFIDENTIAL

6.   CONFIDENTIALITY.  Each Party acknowledges that Confidential Information may
     ---------------
     be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement and thereafter, to prevent the duplication or disclosure of Confidential Information of the other Party, other than duplication by or disclosure to its employees or Affiliates who must have access to such Confidential Information to perform such Party's obligations hereunder, who shall each be subject to restrictions substantially similar to this Section 6. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party shall provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party shall (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

7.   SOLICITATION/PROMOTION; USER INFORMATION
     ----------------------------------------

     7.1  SOLICITATION OF SUBSCRIBERS.  During the term of this Agreement, and
          ---------------------------
          for the one-year period following the expiration or termination of this Agreement, neither Preview nor its Affiliates or agents will use the AOL Network to promote, solicit, or participate in the solicitation of AOL Users when that promotion or solicitation is for the benefit of any AOL Competitor. In addition, Preview may not send any AOL User e-mail communications through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL User has either
          (i) engaged in a transaction with Preview through the AOL Network or
          (ii) voluntarily provided information to Preview through a contest, registration, or other communication, which, in the case of clause
          (ii), included notice therein to the AOL User that the information provided by the AOL User could result in an e-mail being sent to that AOL User by Preview or its Affiliates or agents. A Prior Business Relationship does not exist by virtue of an AOL User's visit to the Online Area (absent the additional elements described above).

     7.2  COLLECTION OF USER INFORMATION.  Preview is prohibited from collecting
          ------------------------------
          AOL User screennames from public or private areas of the AOL Network, except as specifically provided below. Preview shall ensure that any survey, questionnaire or other means of collecting AOL User names, screennames, addresses or other identifying information ("User Information") including, without limitation, requests directed to specific AOL User screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service and (iii) any privacy policies which have been issued by AOL in writing during the Term and made available to Preview (the "AOL Privacy Policies") (currently found in Section 5 of the Terms of Service). Each Information Request shall clearly and conspicuously specify to the AOL Users at issue the purpose for which User Information collected through the Information Request shall be used (the "Specified Purpose").

     7.3  USE OF USER INFORMATION.  Preview shall restrict use of the User
          -----------------------
          Information collected through an Information Request to the Specified Purpose. In no event shall Preview (i) provide User Information to any third party (except to the extent specifically (a) permitted

                                                                    CONFIDENTIAL

          under the AOL Privacy Policies or (b) authorized by the members in question), (ii) rent, sell or barter User Information, (iii) identify, promote or otherwise disclose AOL User names, screennames, addresses or other identifying information in a manner that identifies AOL Users as end-users of the AOL Service or AOL.com or (iv) otherwise use any User Information in contravention of Section 7.1 above. Nor shall Preview use any User Information for any purpose (including any Specified Purpose) not directly related to online travel.

     7.4  CUSTOMER DATA; AOL DATA.  [*]  Preview agrees that
          -----------------------
          AOL may use the Customer Data subject to the terms of this Agreement and AOL's then-applicable privacy policies; provided that AOL shall not use destination-specific reservation information on a customer-by-customer basis unless agreed to by both Parties to implement programming objectives or "smart agent" type services as reasonably required by prevailing market conditions. AOL agrees that during the Term, Preview may use the Customer Data subject to the terms of this Agreement and AOL's then-applicable privacy policies; provided that Preview (a) shall comply with the foregoing Sections 7.1 through 7.3,
          (b) shall provide users the right to have their Customer Data deleted from any database created by or on behalf of Preview, and (c) shall not have the right to use the Customer Data to market or promote any consumer direct airline travel information and reservations systems reasonably construed to be in competition with the Res System. Any data provided by AOL to Preview (e.g., usage reports) (the "AOL Data") shall be and remain the property of AOL, and the AOL Data will be promptly returned to AOL by Preview in the form in which such data is maintained by Preview or, if AOL so elects, will be destroyed, upon
          (i) AOL's request, (ii) expiration or termination of this Agreement for any reason, or (iii) with respect to any particular AOL Data, on such earlier date that the same is no longer required by Preview in order to provide the services required hereunder. Preview will not use the AOL Data for any purpose other than that of providing such services, nor will the AOL Data, or any part thereof, be disclosed, sold, assigned, leased, or otherwise disposed of to third parties by Preview or commercially exploited by or on behalf of Preview, its employees or agents. Preview will not possess or assert any lien or other right against or to the AOL Data.

8.   LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.
     ----------------------------------------------------

     8.1  LIABILITY.   UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO
          ---------
          THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, THE ONLINE AREA OR THE RES SYSTEM, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS ("COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION
          8.3. EXCEPT AS PROVIDED IN SECTION 8.3, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN [*] PROVIDED THAT EACH PARTY
          SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO SECTION 4.

          [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

     8.2  NO ADDITIONAL WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
          ------------------------
          AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE OR THE ONLINE AREA, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

     8.3  INDEMNITY.  Either Party will defend, indemnify, save and hold
          ---------
          harmless the other Party and the officers, directors, agents, Affiliates, distributors, franchisees and employees of the other Party (the "Covered Parties") from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except to the extent Liabilities result from the negligence or misconduct of, or material breach of any duty, representation, or warranty of this Agreement by, the other Party. In addition, Preview will defend, indemnify, save and hold harmless AOL and the Covered Parties of AOL from any and all Liabilities resulting from any claim that any Third Party Content in the Online Area infringes on or violates any copyright, U.S. patent, trademark or trade secret, or
          (ii) violates any applicable law or regulation. "Third Party Content" is any Content that is licensed (or otherwise made available for use or distribution) to Preview by a third party.

     8.4  CLAIMS.  Each Party agrees to (i) promptly notify the other Party in
          ------
          writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. Each Party reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by the other Party hereunder, and in such event, such other Party shall have no further obligation to provide indemnification for such matter hereunder.

     8.5  ACKNOWLEDGEMENT.  AOL and Preview each acknowledges that the
          ---------------
          provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 8 shall be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

9.   AOL TERMS OF SERVICE; UNSPECIFIED CONTENT.   AOL shall have the right to
     -----------------------------------------
     remove, or direct Preview to remove, any Content which, as reasonably determined by AOL (i) violates AOL's then-standard Terms of Service (as set forth on the AOL Service) or the terms of this Agreement or (ii) is inconsistent in any manner with the scope and purpose of the Online Area as of the Effective Date (including, without limitation, in each case, any features, functionality or technology) or with AOL's programming objectives.

10.  TERM, RENEWAL AND TERMINATION.
     -----------------------------

     10.1 TERM.  The term of this Agreement (the "Term") will commence on the
          ----
          Effective Date and, unless earlier terminated or extended in accordance with this Agreement, will continue in effect until August 31, 2002. The date on which this Agreement expires due to the passage of time (of the initial term and any renewal term(s)) is referred to herein as the "Expiration

                                                                    CONFIDENTIAL

          Date." The date on which this Agreement is terminated pursuant to
          Section 10.3 is referred to herein as the "Termination Date."

     10.2 RENEWAL.  At least six (6) months prior to the expiration of the
          -------
          initial term or any renewal term(s), as the case may be, Preview will give notice to AOL of the pending Expiration Date. Within three (3) months of receipt of Preview's notice (or at least thirty (30) days prior to the Expiration Date, if Preview fails to provide such notice), AOL will notify Preview whether AOL desires to: (a) renew this Agreement for successive one-year renewal terms in perpetuity
          [*] (i.e., without regard to Sections 3.3 or 3.4) and receive, in lieu of the payment amounts set forth in Section 4.2, [*] of Commissions and [*] of Advertising Revenues or (b) elect not to renew this Agreement, in which case this Agreement will expire on the applicable Expiration Date. In the event AOL elects in its sole discretion to renew the Agreement pursuant to clause (a) above, the Agreement shall so renew, Sections 3.2 and 4.1 shall not apply, and AOL shall elect at the beginning of such renewal term one of the following two options with respect to such renewal term: (i) AOL shall not be required to perform its obligations pursuant to Section 3.1 (promotional placements) and Preview shall not be required to perform its obligations pursuant to Sections 1.10 (customization), 2.8 (performance standards) and 3.5 (cross-promotion) or (ii) both Parties shall perform their respective obligations listed in the foregoing clause (i).

     10.3 TERMINATION.  Either Party may terminate this Agreement at any time
          -----------
          in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.
          Notwithstanding the foregoing, in the event either Party fails to make any payment required hereunder as of the due date, the other Party may terminate the Agreement on the date thirty (30) days following such due date. In addition, either Party may terminate this Agreement immediately following written notice to the other Party if the other Party ceases to do business, becomes or is declared insolvent or bankrupt, is the subject of any proceeding related to its liquidation or insolvency which is not dismissed within ninety (90) days or makes an assignment for the benefit of creditors. In addition, in the event:
          (a) Gross Bookings in any Contract Year are less than the Gross Bookings Hurdle; (b) an AOL Direct Competitor acquires Preview, or all or substantially all of the assets of Preview, through merger, asset acquisition, stock acquisition or otherwise; (c) the Financing Event does not occur prior to September 30, 1998; (d) as of the end of the fourth Contract Year, the cumulative amount of Commissions equals or exceeds [*] and Preview has received [*] cumulative Impresssions; or
          (e) AOL is eligible to exercise any of its rights to terminate the Database Agreement pursuant to the terms and conditions thereof, then AOL shall have the right to terminate the Agreement upon thirty (30) days written notice to Preview. In addition, in the event that AOL is eligible to exercise any of its termination rights pursuant to this Agreement, AOL may elect instead to renew the Agreement consistent with the terms of Section 10.2 above as of the date such termination would have taken effect.

     10.4 EFFECT OF TERMINATION.  Except in the event of termination by Preview
          ---------------------
          based on a material breach of the Agreement by AOL during any Contract Year, Preview shall pay AOL within thirty (30) days of the date of termination all amounts otherwise due pursuant to Section 4 during the quarter of such Contract Year in which termination occurs; provided that if such termination occurs prior to the Financing Event, Preview shall continue to owe payments to AOL for any unpaid Impressions delivered to Preview in the month in which termination occurs but shall not owe AOL for any fixed payment amounts relating to subsequent months. In the event of termination by Preview based on a material breach of the Agreement by AOL during any Contract Year, Preview shall not be required to pay AOL the amounts otherwise due to AOL pursuant to Section 4.1 for such

          [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL

          Contract Year. Notwithstanding the foregoing, each Party shall be entitled upon termination due to breach of the Agreement by the other Party to seek all additional remedies for such breach which the Party may possess at law or in equity.

11.  GENERAL PROVISIONS.
     ------------------

     11.1 EXCUSE.  Neither Party shall be liable for, or be considered in
          ------
          breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence; provided: (i) the delayed Party gives the other Party written notice of such cause or condition promptly and (ii) uses its reasonable best efforts to promptly correct such failure or delay. For purposes of this provision, a delay or non-performance shall not be deemed beyond the reasonable control of the Party affected if such delay or non-performance would not have occurred had the affected Party been performing in accordance with the provisions of the Agreement.

     11.2 INDEPENDENT CONTRACTORS.  The Parties to this Agreement are
          -----------------------
          independent contractors. Neither Party is an agent, representative, or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

     11.3 NOTICE.  Any notice, approval, request, authorization, direction or
          ------
          other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the address of the Party to whom the same is directed as such addresses are set forth below.

          AMERICA ONLINE                          PREVIEW TRAVEL
          Attn:  David M. Colburn                 Attn:  Ken Orton
          America Online, Inc.                    Preview Travel, Inc.
          22000 AOL Way                           747 Front Street
          Dulles, VA  20166                       San Francisco, CA 94111
          DKRJJ@AOL.COM                           KenOrton@AOL.COM


          With copies to:

          Senior Vice President, Business Affairs
          and
          Vice President and General Counsel
          America Online, Inc.
          22000 AOL Way
          Dulles, VA  20166

                                                                    CONFIDENTIAL

     11.4  NO WAIVER.  The failure of either Party to insist upon or enforce
           ---------
           strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

     11.5  RETURN OF INFORMATION.  Upon the expiration or termination of this
           ---------------------
           Agreement, each Party shall, upon the other Party's written request, either return or destroy (at the option of the Party receiving the request) all Confidential Information, documents, manuals and other materials specified by the other Party.

     11.6  SURVIVAL.  Sections 3.2, 4, 6, 7, 8, 10.4, 11.5, 11.6, 11.11, 11.14,
           --------
           11.15 and any provisions that reasonably contemplate survival thereof and all payment obligations incurred during the Term shall survive the completion, expiration, termination or cancellation of this Agreement.

     11.7  ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement,
           ----------------
           and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing. Notwithstanding the foregoing, Preview shall also be bound by the Terms of Service except as such Terms of Service are specifically amended by this Agreement.

     11.8  EXPIRATION OF PRIOR AGREEMENT.  Upon the Effective Date, the
           -----------------------------
           Development and Management Services Agreement, dated as of November 3, 1995 between the Parties (and any amendments thereto) and the Online Services Agreement dated as of July 20, 1994 between the Parties (and any amendments thereto) shall each be deemed to be terminated and of no further force and effect.

     11.9  AMENDMENT.  No change, amendment or modification of any provision of
           ---------
           this Agreement shall be valid unless set forth in a written instrument signed on behalf of each Party hereto, and in the case of AOL, by a senior vice president.

     11.10 FURTHER ASSURANCES.  Each Party shall take such action (including,
           ------------------
           but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

     11.11 RESERVATION OF REMEDIES.  Except where otherwise expressly
           -----------------------
           specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, neither Party shall be entitled to offset any amounts that such Party claims to be due and payable from the other Party against amounts otherwise payable by the claiming Party to the other Party.

     11.12 HEADINGS.  The headings in this Agreement are for reference only,
           --------
           and shall not affect the interpretation of this Agreement.

     11.13 ASSIGNMENT.  Except for assignment, transfer or delegation by
           ----------
           Preview to an Affiliate or successor by way of merger, consolidation or sale of all or substantially all of Preview's outstanding voting securities or assets, Preview shall not assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement

                                                                    CONFIDENTIAL

           without the prior written consent of AOL. AOL shall not assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement to any Preview Competitor, or any other party whose primary business is in the nature of a Preview Competitor, without the prior written consent of Preview. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

     11.14  CONSTRUCTION.  In the event that any provision of this Agreement
            ------------
            conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

     11.15  APPLICABLE LAW. This Agreement shall be interpreted, construed and
            --------------
            enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

     11.16  COUNTERPARTS.  This Agreement may be executed in facsimile
            ------------
            counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                                                    CONFIDENTIAL

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                    PREVIEW TRAVEL, INC.


By: /s/ David M. Colburn                By:       /s/ Ken Orton
   --------------------------------        --------------------------------

Print Name:  David M. Colburn           Print Name:   Ken Orton
           -------------------------               ------------------------

Title: Sr. V.P., AOL Networks           Title:  President & CEO
      ------------------------------           ----------------------------

                                   EXHIBIT A
                                                                    Confidential

DEFINITIONS.  The following definitions shall apply to this Agreement:
-----------

        1.1   ADVERTISING MINIMUM. (i) [*] per thousand entries
              -------------------
              per month by AOL Users into the Online Area or (ii) such different rate or rates as AOL may establish based upon market conditions and publish during the Term.

        1.2   ADVERTISING REVENUES.  The combination of AOL Advertising Revenues
              --------------------
              and Internet Advertising Revenues:

              (A)   AOL ADVERTISING REVENUES. Aggregate amounts collected plus
                    ------------------------
                    the fair market value of any other compensation received (excluding barter advertising except as provided in Section 1.11) by Preview, AOL or either Party's agents, as the case may be, arising from the license or sale of Advertisements, less applicable Advertising Sales Commissions; provided that, in order to ensure that AOL receives fair value in connection with Advertisements, Preview shall be deemed to have received no less than the Advertising Minimum in instances when Preview makes an Advertisement available to a third party at a cost below the Advertising Minimum.

              (B) INTERNET ADVERTISING REVENUES. For each Advertisement on any Preview Interactive Site linked to the Online Area, the product of: (a) the amount collected plus the fair market value of any other compensation received (excluding barter advertising except as provided in Section 1.11) by Preview or its agents arising from the license or sale of such Advertisement attributable to a given period of time and (b) the quotient of (i) Impressions on the page containing such Advertisement by AOL Users for such period of time divided by (ii) total Impressions on the page containing such Advertisement by all users for such period of time (the "Internet Advertising Quotient") (or such other percentage or formula as is mutually agreed upon in writing by the Parties). For example, if (a) Preview is paid five thousand dollars ($5,000) by a third party to include an Advertisement within a linked Preview Interactive Site during a given month and (b) during such month AOL Users generate twenty percent (20%) of the Impressions to such Advertisement, then (c) the Internet Advertising Revenue relating to such advertisement would be one thousand dollars ($1,000) and such amount would be subject to the revenue sharing described in Section 4.3.

        1.3   ADVERTISING SALES COMMISSION. In the case of an Advertisement, (i)
               ---------------------------
              actual amounts paid as commission to third party agencies in connection with sale of the AOL Advertisement or (ii) [*], in the event the Party has sold the Advertisement directly and will not be deducting any third party agency commissions.

        1.4   AFFILIATE.  (i) in the case of AOL, any agent, distributor, or
              ---------
              franchisee of AOL, or an entity controlled by, in common control with, or in which AOL holds, directly or indirectly, at least a 19.9% equity interest and (ii) in the case of any other party, an entity controlling, controlled by, or in common control with, directly or indirectly, such party.

        1.5   ANCHOR TENANCY. A prominent placement on a screen or form which is
              --------------
              no less favorable in size and position on the screen than any other third party on such screen.

        1.6   AIRLINE SYSTEMS.  The computerized reservations systems providing
              ---------------
              flight and fare information (and the ability to make reservations) on all airlines whose information is general available through industry airline systems (i.e., ABACUS, AMADEUS, APOLLO,

              [*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    Confidential

           GALILEO, GEMINI, GETS, SYSTEM ONE, SABRE and WORLDSPAN), that will interface with the Core Systems. Airline Systems also provide hotel and car rental information (and, as applicable, the ability to make reservations).

     1.7   AIRLINE TICKET CONSOLIDATION.  Any  service that aggregates unsold
           ----------------------------
           airline seats and sells them directly to consumers.

     1.8   AOL COMPETITOR.  Any entity which could reasonably be construed to be
           --------------
           or become in competition with AOL (including, without limitation, [*].

     1.9   AOL DIRECT COMPETITOR.  Any online or Internet interactive services
           ---------------------
           providers, including, without limitation, any online service providers, Internet service providers, @Home or other broadband providers, any search, directory or other large-scale aggregators of Internet content, any off-line content providers (e.g., PointCast) or any provider of open standard (e.g., HTML) distribution platforms (e.g., the Microsoft Active Desktop).

     1.10  AOL LOOK AND FEEL.  The elements of graphics, design, organization,
           -----------------
           presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas within the AOL Service.

     1.11  AOL MEMBER.  Any authorized user of the AOL Service, including any
           ----------
           sub-accounts using the AOL Service under an authorized master account.

     1.12  AOL NETWORK.  The AOL Service and any other information,
           -----------
           communication, transaction or other related service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates throughout the world through which AOL elects to offer the Online Area (including, without limitation, any CD-ROM merchandising products which may be distributed by AOL).

     1.13  AOL SERVICE. The U.S. version of the America Online (R) brand service
           -----------
           (specifically excluding Digital City, AOL.COM, NetFind, WorldPlay, other sites or services not wholly owned by AOL that may be distributed by or through the U.S. version of the America Online brand service, and other sites or services distributed by AOL wholly or partially outside the U.S. version of the America Online brand service).

     1.14  AOL USER.  Any AOL Member or any authorized user of AOL.com.
           --------

     1.15  AOL.COM.  AOL's Internet-based Interactive Site referred to as
           -------
           AOL.COM.

     1.15a BUSINESS TRAVEL.   Any business travel service that comprises a
           ---------------
           combination of targeted content offerings and a business-oriented reservations engine and service and which has access to the GDS systems and fares, schedules, and other reservations services.

     1.16  COMMISSIONS. The aggregate amount of standard commissions (based on
           -----------
           commission schedules published in the GDS and available for review by
           all approved ARC agencies).    paid to or received by Preview or its
           agents which are generated from (a) AOL Users using the Online Area through either the AOL Service or AOL.com and (b) AOL Users using any Preview Interactive Site who have either (i) created a profile on the Online Area after September 1, 1997 or (ii) created a profile prior to such date using only an AOL e-mail address (or addresses, as the case may be); provided that to the extent Preview is able during the Term to identify whether an AOL User is using the AOL Network when

           [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    Confidential

           accessing any Preview Interactive Site (e.g., using the standard AOL Service browser to visit such site), revenues from such users shall also be included hereunder. Commissions shall, in certain instances set forth in Section 4.4, include Overrides.

     1.17  CONFIDENTIAL INFORMATION.  Any information relating to or disclosed
           ------------------------
           in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Users and Preview customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

     1.18 CONTENT. Information, materials, features, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

     1.19  CONTRACT YEAR.  Any twelve (12) month period commencing on the
           -------------
           Effective Date or any anniversary thereof.

     1.20  CORE SYSTEMS.  The systems between the RMG and the Airline Systems,
           ------------
           that serve as the back-end systems for the Res System, and that shall be managed and maintained by Preview pursuant to this Agreement.

     1.20a CRUISE.  Any offer solely relating to travel by ocean liner which is
           ------
           offered directly by a travel agent and reserved through a CRS.

     1.21  FINANCING EVENT.  (i) the closing of the initial public offering of
           ---------------
           Preview's common stock registered under the Securities Act of 1933, as amended, pursuant to an underwritten firm commitment public offering from a prominent underwriter, in which the aggregate gross proceeds to Preview, net of underwriting discounts and commissions, exceed $25,000,000 for listing on a major exchange (the "IPO") or
           (ii) the closing of a private equity investment in Preview which, when compared with the IPO, creates for Preview the same or greater amount of net proceeds, provides Preview with access to cash and has the same or greater overall value (e.g., market perception), as determined by AOL in its reasonable discretion.

     1.22  GROSS BOOKINGS.  The aggregate amounts paid to or received by Preview
           --------------
           or its agents for all travel bookings (e.g., air, car, hotel, vacation packages, etc.) generated from (a) AOL Users using the Online Area through either the AOL Service or AOL.com and (b) AOL Users using any Preview Interactive Site who have either (i) created a profile on the Online Area after September 1, 1997 or (ii) created a profile prior to such date using only an AOL e-mail address (or addresses, as the case may be); provided that to the extent Preview is able during the Term to identify whether an AOL User is using the AOL Network when accessing any Preview Interactive Site (e.g., using the standard AOL Service browser to visit such site), revenues from such users shall also be included hereunder.

     1.23  GROSS BOOKINGS HURDLE.  An amount equal to (i) [*]
           ---------------------
           in the first Contract Year and (ii) in all Contract Years subsequent to the first Contract Year, [*] of the Gross Bookings Hurdle for the prior Contract Year.

           [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       25
[*]

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                                                                    Confidential

     1.24  IMPRESSIONS. A user's viewing of any screen containing an
           -----------
           advertisement, promotion or other similar placement required under this Agreement, as determined by AOL from time to time.

     1.25  INTERACTIVE SITE.  Any interactive site or area, including, by way of
           ----------------
           example and without limitation, (i) a Preview-operated site or area on the World Wide Web portion of the Internet or (ii) a channel, site or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

     1.26  LAST MINUTE TRAVEL.  Any service that sells distressed travel
           ------------------
           supplier inventory at deep discounts to regular tariffs.

     1.27  LICENSED CONTENT.  All Content offered through the Online Area
           ------------------
           pursuant to this Agreement, including any modifications, upgrades, updates, enhancements, and related documentation.

     1.28  ONLINE AREA. The specific area within the AOL Network where Preview
           ------------
           can market and complete transactions regarding Preview's Products. The Online Area shall be developed, managed and marketed by Preview pursuant to this Agreement, including but not limited to the Licensed Content, message boards, chat and other AOL User supplied content areas.

     1.29  OVERHEAD ACCOUNTS. Accounts of AOL Users for which AOL does not
           -----------------
           require payment of standard AOL subscription and usage charges.

     1.30  OVERRIDES.  The aggregate amounts received from airlines by Preview
           ---------
           or its agents for performance over and above standard sales targets set by such airlines, including without limitation, any amounts based on percentage of target volume, flat fee arrangements, or other non-cash incentives.

     1.31  PREVIEW COMPETITOR.  [*] solely to the extent each of the
           ------------------
           foregoing entities makes available through its Interactive Site a Reservations Engine and Travel Information/Reservations; provided that in the event any of the foregoing entities utilizes Preview's Reservations Engine or does not have a Reservations Engine integrated into the version of its Interactive Site (or portion thereof) which AOL desires to distribute through the AOL Network, such entity shall not be deemed a Preview Competitor hereunder.

     1.32  PRODUCTS.  Any product, good or service which Preview offers, sells
           --------
           or licenses to AOL Users through the Online Area.

     1.33  RES SYSTEM.  The Preview Media brand computerized reservations
           ----------
           system, which includes a screen interface and programming behind the screen that is connected to the Core Systems that is connected to the Airline Systems.

     1.34  RESERVATIONS ENGINE.  A computerized reservations system that
           -------------------
           provides consumers with flight and fare information and the ability to make reservations and purchase tickets on all airlines whose information is general available through industry airline systems (i.e., ABACUS, AMADEUS, APOLLO, GALILEO, GEMINI, GETS, SYSTEM ONE, SABRE and WORLDSPAN) and also provides hotel and car rental reservation information (and the ability to make those reservations).

           [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       26
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                                                                    Confidential

     1.35  RMG.  The remote managed gateway connecting the AOL Network to the
           ---
           Core Systems and the Airline Systems. Preview will be responsible for maintenance of the the part of the RMG connecting the Core Systems up to the RMG Focal Point. In the event the Parties agree to transition from the RMG to a Web gateway, as described in Section 1.10, each reference to the RMG in this Exhibit A shall be read as a reference to such Web gateway.

     1.36  RMG FOCAL POINT.  The focal point within the RMG in which Preview's
           ---------------
           and AOL's equipment and software directly interface (i.e., connect).

     1.37  TRAVEL INFORMATION/RESERVATIONS.  Travel information, pricing and
           -------------------------------
           reservations for, among other things, airlines, hotels, and car rentals, all as generally available through the major Airline Systems.

     1.38  VACATION PACKAGES.  Any leisure travel offer involving two or more of
           -----------------
           the following travel features: air, hotel (or other lodging), car (or other land transportation), Cruises, adventure, which is offered directly by a travel agent and reserved through a CRS.

                                       27
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                                                                    Confidential

                                   EXHIBIT B

                               Promotional Plan
                               ----------------

1.      [*]

[*]

 .       [*] on the [*] of the Travel Channel on the AOL Service, which shall include the following:
        .       [*] promotional [*]
        .       [*] presence on [*] of the [*] for [*] per week
 .       [*] within [*] screen and [*] screens
 .       [*] within the [*] at the [*] levels
 .       [*] within [*] areas
 .       [*] on the [*] linked from the [*]
 .       [*] on [*]
 .       Mutually agreed [*] on the [*] (if applicable pursuant to Section [*])


[*]

 .       A portion of [*] travel-related [*]
 .       [*] within the [*] of [*]
 .       [*] within the [*] areas within [*]
 .       [*] within [*]
 .       [*] on [*]

[*]

 .       [*] in the [*] department of the [*]
 .       Additional [*]
 .       [*] in [*]
 .       [*] in the [*]
 .       Other general [*] on the [*]
 .       [*]

2.      [*]

        Year 1  Year 2  Year 3  Year 4  Year 5
[*]     [*]     [*]     [*]     [*]     [*]
[*]     [*]     [*]     [*]     [*]     [*]
[*]     [*]     [*]     [*]     [*]     [*]
Total   [*]     [*]     [*]     [*]     [*]

[*]

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
                                       28
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                                                                    Confidential

                                   EXHIBIT C

                             Performance Standards
                             ---------------------

General. The Online Area (including the Res System) will be in the top [*]
-------
in performance and quality averages or standards for the online travel reservations industry, including, without limitation, the following specific standards: (i) pricing of Products made available through AOL, (ii) scope and selection of Products, (iii) quality of Products, (iv) customer service and fulfillment associated with the marketing and sale of Products; and (v) ease of use of the Online Area shall, with respect to each measure, be competitive with that offered by any Preview Competitor.In addition, the Online Area (including the Res System) will be in the top [*] in the online travel reservations industry with respect to gross travel sales to consumers and small businesses. Each of the performance standards contained in this paragraph shall apply only to the extent it can be validated by a third party that is prominent and generally accepted within the online travel reservations industry.

Capacity. Preview will maintain sufficient servers, software and other
--------
technical infrastructure necessary for Preview to receive and support traffic from the AOL Service on a timely basis, without producing material delays. In the event Preview fails to satisfy this requirement AOL will have the right (in addition to any other remedies available to AOL hereunder) to regulate the promotions it provides to Preview hereunder to the extent necessary to minimize user delays until such time as Preview corrects its infrastructure deficiencies. To the extent AOL fails to make necessary adjustments to the AOL technical infrastructure for capacity increases, Preview will not be penalized pursuant to the foregoing.

Speed; Accessibility. Preview shall ensure that the performance and
--------------------
availability of the Online Area (a) is monitored on a continuous, 24/7 basis and (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology. In the event that any or all portions of the Online Area are contained within HTML-based World Wide Web forms (or any other forms created using a technology other than AOL's proprietary form technology) ("Web Forms"), Preview shall take all commercially reasonable steps to ensure that the Web Forms are designed and populated in a manner that minimizes delays when AOL Users attempt to access such Web Forms.

Functionality. Preview shall ensure that the features and functionality of the
-------------
Online Area remains competitive in all material respects with the features and functionality of other similar sites based on similar form technology. Preview shall ensure that the features and functionality within any Web Forms are optimized for the AOL client software then in use by AOL Users. AOL shall be entitled to require reasonable changes to the content, features and/or functionality within any screen or form created using AOL's proprietary form technology (a "Rainman Area") to the extent such Rainman Area will, in AOL's good faith judgment, adversely affect operation of any portion of the AOL Network.

User Interface. Preview shall maintain a graphical user interface within the
--------------
Online Area that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to conduct focus group testing to assess Preview's competitiveness in this regard.

Service Level Response. Preview agrees to use commercially reasonable efforts
----------------------
to provide the following service levels in response to problems with or improvements to the software/functionality associated with the Online Area.

1. For material functions of the software that are or have become entirely or substantially inoperable, Preview will provide a bug fix or workaround within two business days after the first report of such error.

2. For functions of the software that are impaired or that otherwise fail to operate in accordance with agreed upon specifications, Preview will provide a bug fix or workaround within three business days after the first report of such error.

           [*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    Confidential

3. Degraded operations: for errors disabling only certain non-essential functions, Preview will provide a bug fix or workaround within sixty days after the first report of such error.

4. Minimal impact: for all other errors, Preview will address these requests on a case-by-case basis as soon as reasonably feasible.

Additional Standards.  Preview shall diligently monitor the Online Area,
--------------------
especially the Res System for fraud and abuse and shall provide adequate staffing for maintenance of both the Rainman Areas and any Web Forms contained in the Online Area. In the event that fraudulent activity associated with use of the Online Area exceeds two times AOL's average occurrence of fraud for a similar time frame across its credit card transaction activities through the AOL Service (as measurable by AOL) (the "Average Fraud Level"), then the Parties shall make such modifications to any and all applicable operations, systems, information flows related to fraud prevention and billing as are necessary to reduce such fraudulent activity to no greater than two times the Average Fraud Level. Preview shall also work with AOL in developing policies (not otherwise addressed herein) that are designed to combat any repeated customer service complaints and to prevent deceptive selling practices.

Customized Interactive Site Requirements.  In the event the Transition occurs
----------------------------------------
pursuant to Section 1.10, Preview shall comply with all of the following:

Technical Performance:
---------------------

1. Preview will design the customized Interactive Site to support the Windows version of the Microsoft Internet Explorer 3.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at: http://webmaster.info.aol.com/BrowTable.html.

2. Preview will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the AOL User-Agents listed at: http://webmaster.info.aol.com/Brow2Text.html (the "AOL User-Agents").

3. Preview will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfc1945.text) and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

4. Preview will provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL Service (for which AOL shall supply the proper address) from the Online Area.

Testing and Integration:   Preview shall test the site in accordance with
------------------------
standard diagnostic practices, to ensure to the extent reasonably possible that the site conforms to a mutually agreed upon technical specification, including but not limited to ensuring that the site works without significant program errors under a variety of test conditions that reasonably reflect the actual environments in which the site has been designed to be used. In addition, Preview will work with AOL to enable integration of the site with the AOL Service and to provide any reasonable assistance necessary to AOL engineers to ensure the level of integration called for in the product specification.

Acceptance Testing and Quality Assurance Testing:  The prototype and launch
-------------------------------------------------
versions of the site shall be subjected to acceptance by AOL based on satisfaction of such tests as AOL will reasonably construct in order to determine whether such versions operate in accordance with the AOL's standard quality assurance assistance program, which is designed to provide assistance and resources to AOL partners during the development and testing of integrated web sites.

                                                                    Confidential

                                                                    Confidential

                                   EXHIBIT D

                               Preview Services
                               ----------------

1.   INTRODUCTION

     This Exhibit D describes certain services, functions and responsibilities of Preview (the "Services"). Preview shall be fully responsible for all services (including, without limitation, for equipment and software) from the connection to the Airline Systems to the Core Systems to the RMG Focal Point (such area shall be known as the "Preview Responsibility Area"). Included in such responsibilities, Preview shall operate and maintain the Core Systems and part of the RMG up to the RMG Focal Point, and arrange for the connection of the Core Systems to the Airline Systems, and then manage and operate the equipment, software and any other resources within the Preview Responsibility Area. Preview shall also be fully responsible for providing support and back-end services in connection with travel reservations support and ticket processing, including, without limitation, call center operation and management services and fulfillment services and other general support functions.

     Preview anticipates that the provision of Services will improve over the Term based on Preview's knowledge of and access to state-of-the-art resources and technology, implementation of improved methods and procedures for providing the Services, and efficiencies arising from Preview's provision of the Services.


2.   MANAGEMENT AND OPERATION SERVICES

          2.1  Management and Operation of the Equipment.  Preview will assume
               ------------------------------------------
          full management and operational responsibility for the equipment within the Preview Responsibility Area. Such responsibilities include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all equipment in order to provide the Services.

          . Preview shall assume full management and operational responsibility for host processor(s) functions and services within the Preview Responsibility Area. Preview's responsibilities during the term of the Agreement will include, at a minimum: console monitoring and operations; tape and storage management; and all technical system support operations. Preview will maintain proper and adequate facilities, equipment and supplies, and a properly trained and adequately staffed operations center, including necessary management and support staff. The hours of operation of the operations center will be 24 hours per day, 7 days per week.

          . Preview will assume full management and operational responsibility for network functions and services within the Preview Responsibility Area. Preview's responsibilities will include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all equipment, software, lines and cabling, as required to perform the network services as the network may change during the Term. Preview shall implement measures necessary to ensure confidentiality and protect against unauthorized access and fraudulent use.

                                                                    Confidential

     2.2  Software Management and Maintenance.  Preview will assume full
          -----------------------------------
          management and operational responsibility for the software within the Preview Responsibility Area, i.e., the "Back-End Systems". Such responsibilities include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all software in order to provide the Services. Software management and maintenance will include, at a minimum, the following:

          . Corrective maintenance, including correction of systems defects in accordance with applicable specifications;

          . Preventative maintenance, including prevention of systems problems by, where appropriate, improving systems documentation, source code restructuring to the extent the code is accessible, database/index reorganization, system re-engineering, tool construction and re-writing un-maintainable modules.

          . Upgrading the Back-End Systems: (i) so that the Back-End Systems are always kept current and competitive (including cost-competitive) with the major airline reservations systems in the industry, (ii) pursuant to Preview's normal maintenance practices, (ii) in a manner that ensures continued eligibility for support and maintenance by any third-party for such Software, and (iii) so as to maintain connectivity with the Airline Systems.

          . Tuning of systems to improve operational performance and minimize resource usage to the extent practicable;

          . Development and maintenance of current documentation for the Back-End Systems, including changes to reflect any modifications to the Back-End Systems; and

          .    Implementation of any regulatory requirements.

          2.3  Other Management and Operational Responsibilities. Preview shall
               -------------------------------------------------
          be responsible for other management and operation services related to the Preview Responsibility Area, including, without limitation, the following:

          .    Disaster Recovery. Preview will assume management and operational
               -----------------
               responsibility, as applicable, for the provision of disaster recovery services in a manner at least consistent with industry standards. Such services include the management and interface with third party disaster recovery service providers, and the development, management and, as applicable, operation of a disaster recovery plan.

          .    Security Management.  Preview will manage and monitor access to
               -------------------
               computer system resources, including system level accounts, groups, users and passwords and will maintain the security software. AOL shall have the right to perform a and end-to-end security audit of the Preview Responsibility Area at AOL's sole option and expense.

3.   SUPPORT AND BACK-END SERVICES

     3.1  Call Center Services. Preview shall be responsible for the management
          ---------------------
          of a call center to answer inquiries from users of the Res System related to information and reservations on all airlines that are generally available on major airline reservations systems (the "Call Center"). Preview shall manage and operate the Call Center, providing the resources necessary to respond promptly to inquiries and customer support related to information and reservations on all airlines that are generally available on major airline reservations

                                                                    Confidential

          systems. Without limiting the generality of the foregoing, Preview's services shall include, without limitation:

          . Supporting both toll free (800) voice service and online, real-time assistance to users through instant messages and/or (as commercially reasonable and necessary) chat/conference room(s).

          . Providing hours of operation that will mirror periods of highest user activity over all time zones, which, unless mutually agreed, at a minimum will be between 6:00 am to 10:00 p.m. Pacific Time.
          . Staffing the Call Center as necessary to meet or exceed customer demand for customer support.

          . Acknowledging customer complaints within 24 hours of receipt of complaint and promptly resolving the same, but no later than within five (5) business days after receipt. Preview shall log all such complaints and will note the date/time of the complaint, escalation (if any) and resolution. Preview shall maintain files on all complaints and resolutions.

          . Responding to AOL requests for information on Call Center operations. Preview understands that from time to time AOL shall make surprise test calls to the Call Center in order to determine provision of Call Center services. In the event that AOL discovers a problem with the services, AOL shall notify Preview, and the Parties shall meet to discuss the problem. Preview shall take the steps necessary to correct any problems.

          3.2  Fulfillment Services.  Preview shall be responsible for the
               ---------------------
          management of fulfillment services in which Preview shall receive ticket reservation orders made by customers through the Res System and then print out the tickets and distribute (i.e., mail) them to customers ("Fulfillment"). Preview shall manage and operate the Fulfillment services, providing the resources necessary to receive ticket reservation orders made by customers through the Res System and then printing out the tickets and distributing them to customers. Without limiting the generality of the foregoing, Preview's services shall include:

          . Using commercially reasonable best efforts to ensure that all travel documentation is delivered to customers on a timely basis. Preview shall document all missed deliveries and will keep such documentation on file for AOL review.

          . Acknowledging customer complaints within 24 hours of receipt of complaint and promptly resolving the same, but no later than within five (5) business days after receipt. Preview shall log all such complaints and will note the date/time of the complaint, escalation (if any) and resolution. Preview shall maintain files on all complaints and resolutions.